UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 18, 2008
CEVA, INC.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

000-49842 (Commission File Number)	77-0556376 (I.R.S. Employer Identification No.)

2033 Gateway Place, Suite 150, San Jose, CA (Address of Principal Executive Offices)	95110 (Zip Code)
408/514-2900
(Registrant’s Telephone Number, Including Area Code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT
     On January 18, 2008, CEVA, Inc. (the “Company”) surrendered and terminated the lease agreement, dated November 8, 1996, between its Irish subsidiary, CEVA Ireland Limited, and Veton Properties Limited, relating to the Harcourt Street property in Dublin, Ireland. The aggregate annual lease payments for the Harcourt Street property were approximately $1.3 million, and approximately 14 years remained on the lease prior to its surrender and termination. In connection with the surrender and termination of the lease, the Company made a payment of approximately $5.7 million to the landlord of the Harcourt Street property, which will be recorded as cash out flow in the first quarter of 2008. As a result of the lease termination, the Company will update its restructuring accrual accordingly and anticipates recording an additional reorganization expense of approximately $3.5 million in the first quarter of 2008.
     A copy of the lease termination agreement, dated January 18, 2008, is attached and filed herewith as Exhibit 10.1. A copy of the press release, dated January 25, 2008, announcing the lease termination is attached and filed herewith as Exhibit 99.1.
ITEM 2.04. TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT
     As discussed in Item 1.02 above, in connection with the surrender and termination of the lease, the Company made a payment of approximately $5.7 million to the landlord of the said property. The information set forth in Item 1.02 is incorporated herein by reference.
ITEM 2.05. COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES
     As discussed in Item 1.02 above, the Company surrendered and terminated its long-term lease for the Harcourt Street property. In connection with the surrender and termination of the lease, the Company made a payment of approximately $5.7 million to the landlord of the Harcourt Street property, which will be recorded as cash out flow in the first quarter of 2008. As a result of the lease termination, the Company will update its restructuring accrual accordingly and anticipates recording an additional reorganization expense of approximately $3.5 million in the first quarter of 2008. The information set forth in Item 1.02 is incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits.
          (d) Exhibits.
          10.1 Assignment of Leasehold Interest, dated January 18, 2008, by and between CEVA Ireland Limited and Ivor Fitzpatrick.
          99.1 Press Release of CEVA, Inc., dated January 25, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.
Date: January 25, 2008	By:	/s/ Yaniv Arieli
Yaniv Arieli
Chief Financial Officer